i3 VERTICALS REPORTS THIRD QUARTER 2022 FINANCIAL RESULTS
Third Quarter Revenue Grows 27.6%; Annualized Recurring Revenue2 Grows 30.2%

NASHVILLE, Tenn. (August 8, 2022) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal third quarter ended June 30, 2022.
Highlights for the fiscal third quarter ended June 30, 2022 vs. 2021
•Third quarter revenue was $80.6 million, an increase of 27.6% over the prior year's third quarter. Revenue for the nine months ended June 30, 2022, was $232.6 million, an increase of 48.2% over the prior year's first nine months.
•Third quarter net loss was $4.7 million, compared to net loss of $4.2 million in the prior year's third quarter. Net loss for the nine months ended June 30, 2022, was $18.8 million, compared to a net loss of $5.9 million in the prior year's first nine months.
•Third quarter net loss attributable to i3 Verticals, Inc. was $3.7 million. Net loss attributable to i3 Verticals, Inc. for the nine months ended June 30, 2022, was $13.6 million.
•Adjusted EBITDA1 was $20.1 million, an increase of 29.1% over the prior year's third quarter. Adjusted EBITDA1 for the nine months ended June 30, 2022, was $57.8 million, an increase of 50.7% over the prior year's first nine months.
•Adjusted EBITDA1 as a percentage of revenue was 24.9%, compared to 24.6% in the prior year's third quarter. Adjusted EBITDA1 as a percentage of revenue for the nine months ended June 30, 2022, was 24.9%, compared to 24.4% in the prior year's first nine months.
•Diluted net loss per share available to Class A common stock was $0.17, compared to diluted net loss per share available to Class A common stock of $0.15 in the prior year's third quarter. Diluted net loss per share available to Class A common stock was $0.62, compared to diluted net loss per share available to Class A common stock of $0.19 in the prior year's first nine months.
•Pro forma adjusted diluted earnings per share1, which gives pro forma effect to the Company's tax rate, was $0.37 compared to $0.29 for the prior year's third quarter. Pro forma adjusted diluted earnings per share1 for the nine months ended June 30, 2022, was $1.09 compared to $0.73 for the prior year's first nine months.
•Annualized Recurring Revenue ("ARR")2 for the three months ended June 30, 2022 and 2021 was $266.7 million and $204.9 million, respectively, representing a period-to-period growth rate of 30.2%.
•Software and related services revenue3 as a percentage of total revenue was 48% and 42% for the three months ended June 30, 2022 and 2021, respectively.
•As of June 30, 2022, consolidated interest coverage ratio was 14.73x, total leverage ratio was 4.00x and consolidated senior leverage ratio was 2.51x. These ratios are defined in the Company's Senior Secured Credit Facility.

1.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
2.Annualized Recurring Revenue (ARR) is the annualized revenue derived from software-as-a-service (“SaaS”) arrangements, transaction-based software-revenue, software maintenance, recurring software-based services, payments revenue and other recurring revenue sources within the quarter. This excludes contracts that are not recurring or are one-time in nature. The Company focuses on ARR because it helps i3 Verticals to assess the health and trajectory of the business. ARR does not have a standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. It should be reviewed independently of revenue and it is not a forecast. The active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by the Company's customers.
3.Software and related services revenue includes the sale of licenses, subscriptions, installation and implementation services, and ongoing support specific to software.

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Greg Daily, Chairman and CEO of i3 Verticals, commented, “We are pleased to report another great quarter and anticipate an excellent finish to the fiscal year. Revenue and adjusted EBITDA both set records, greater than 80% of our revenue came from recurring sources and annualized recurring revenue for the third quarter of 2022 increased 30% from the third quarter of 2021.
“The acquisition we completed this quarter in the Healthcare vertical, effective April 30, has been an excellent fit and has already shown significant success in cross-selling to customers in our revenue cycle management services. This demonstrates promise to supplement our existing software-enabled services with an additional stream of recurring SaaS revenue. Our M&A strategy is well-positioned for the current market and we expect there to be more great opportunities to add to our thriving businesses.”
Revised 2022 Outlook
The Company's practice is to provide annual guidance, excluding future acquisitions and transaction-related costs.
The Company is providing the following revised outlook for the fiscal year ending September 30, 2022:

(in thousands, except share and per share amounts)	Previous Outlook Range			Revised Outlook Range
	Fiscal year ending September 30, 2022
Revenue	$300,000	-	$312,000	$307,000	-	$317,000
Adjusted EBITDA (non-GAAP)	$75,000	-	$81,000	$76,500	-	$80,500
Pro forma adjusted diluted earnings per share(1)(non-GAAP)	$1.40	-	$1.47	$1.41	-	$1.47
_______________________
1.Assumes an effective pro forma tax rate of 25.0% (non-GAAP).

With respect to the “Revised 2022 Outlook” above, reconciliation of net revenue, adjusted EBITDA and pro forma adjusted diluted earnings per share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including changes in the fair value of contingent consideration, income tax expense of i3 Verticals, Inc. and equity-based compensation expense. The Company expects these adjustments may have a potentially significant impact on future GAAP financial results.
Conference Call
The Company will host a conference call on Tuesday, August 9, 2022, at 8:30 a.m. EDT, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (844) 887-9399 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 11:30 a.m. EDT on August 9, 2022, through August 16, 2022, by dialing (877) 344-7529 and entering Confirmation Code 3637280.
To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events & Presentations” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.
Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.
Additional information about non-GAAP financial measures, including, but not limited to, pro forma adjusted net income, adjusted EBITDA and pro forma adjusted diluted EPS, and a reconciliation of those measures to the most directly comparable GAAP measures is included in the financial schedules of this release.
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About i3 Verticals
The Company delivers seamless integrated software and services to customers in strategic vertical markets. Building on its broad suite of software and services solutions, the Company creates and acquires software products to serve the specific needs of its customers. The Company's primary strategic verticals are Public Sector (including Education) and Healthcare.
Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding the Company's fiscal 2022 financial outlook and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond the Company's control) and assumptions. Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: future economic, competitive, and regulatory conditions, the COVID-19 pandemic, the successful integration of acquired businesses, and future decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.
Any forward-looking statement made by us in this release speaks only as of the date of this release and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:
Clay Whitson
Chief Financial Officer
(888) 251-0987
investorrelations@i3verticals.com
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IIIV Reports Third Quarter 2022 Financial Results

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i3 Verticals, Inc. Consolidated Statements of Operations
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended June 30,			Nine months ended June 30,
	2022	2021(1)	% Change	2022	2021(1)	% Change

Revenue	$80,553	$63,129	28%	$232,612	$156,947	48%

Operating expenses
Other costs of services	19,749	16,064	23%	52,890	41,044	29%
Selling, general and administrative	47,775	37,296	28%	142,878	92,769	54%
Depreciation and amortization	7,506	6,995	7%	21,823	17,938	22%
Change in fair value of contingent consideration	8,254	3,609	129%	24,684	5,835	323%
Total operating expenses	83,284	63,964	30%	242,275	157,586	54%

Loss from operations	(2,731)	(835)	227%	(9,663)	(639)	1,412%

Interest expense, net	3,767	2,704	39%	10,298	7,092	45%
Other income	—	—	n/m	—	(2,353)	(100)%
Total other expenses	3,767	2,704	39%	10,298	4,739	117%

Loss before income taxes	(6,498)	(3,539)	84%	(19,961)	(5,378)	271%

(Benefit from) provision for income taxes	(1,810)	662	n/m	(1,154)	516	n/m

Net loss	(4,688)	(4,201)	12%	(18,807)	(5,894)	219%

Net loss attributable to non-controlling interest	(960)	(921)	4%	(5,178)	(1,918)	170%
Net loss attributable to i3 Verticals, Inc.	$(3,728)	$(3,280)	14%	$(13,629)	$(3,976)	243%

Net loss per share attributable to Class A common stockholders:
Basic	$(0.17)	$(0.15)		$(0.62)	$(0.19)
Diluted	$(0.17)	$(0.15)		$(0.62)	$(0.19)
Weighted average shares of Class A common stock outstanding:
Basic	22,229,787	21,926,225		22,116,172	20,658,700
Diluted	22,229,787	21,926,225		22,116,172	20,658,700
__________________________
1.Effective October 1, 2020, the Company's financial statements are presented in accordance with ASU 2021-08, Accounting Standards Codification Topic 805, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. See Note 21 to the consolidated financial statements within our Form 10-K filed with the SEC on November 22, 2021, for a description of the recently adopted accounting pronouncement and the impacts of adoption on the condensed consolidated statements of operations.
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IIIV Reports Third Quarter 2022 Financial Results

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i3 Verticals, Inc. Financial Highlights
(Unaudited)
($ in thousands, except per share amounts)

	Three months ended June 30,			Nine months ended June 30,
	2022	2021	% Change	2022	2021	% Change

Adjusted EBITDA(1)	$20,051	$15,534	29%	$57,805	$38,350	51%
Pro forma adjusted diluted earnings per share(1)	$0.37	$0.29	28%	$1.09	$0.73	49%
__________________________
1.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.

i3 Verticals, Inc. Supplemental Volume Information
(Unaudited)
($ in thousands)

	Three months ended June 30,		Nine months ended June 30,
	2022	2021	2022	2021

Payment volume(1)	$5,914,742	$5,136,285	$16,562,677	$13,200,017
__________________________
1.Payment volume is the net dollar value of both 1) Visa, Mastercard and other payment network transactions processed by the Company's customers and settled to customers by us and 2) ACH transactions processed by the Company's customers and settled to customers by the Company.
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IIIV Reports Third Quarter 2022 Financial Results

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i3 Verticals, Inc. Segment Summary
(Unaudited)
($ in thousands)

	For the Three Months Ended June 30, 2022
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$32,714	$47,839	$—	$80,553
Income (loss) from operations	$6,451	$2,248	$(11,430)	$(2,731)

Payment volume	$5,396,964	$517,778	$—	$5,914,742

	For the Nine Months Ended June 30, 2022
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$91,071	$141,575	$(34)	$232,612
Income (loss) from operations	$17,849	$7,080	$(34,592)	$(9,663)

Payment volume	$15,018,474	$1,544,203	$—	$16,562,677

	For the Three Months Ended June 30, 2021(1)
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$29,963	$33,729	$(563)	$63,129
Income (loss) from operations	$5,569	$3,054	$(9,458)	$(835)

Payment volume	$4,761,350	$374,935	$—	$5,136,285
__________________________
1.Effective October 1, 2020, the Company's financial statements are presented in accordance with ASU 2021-08, Accounting Standards Codification Topic 805, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. See Note 21 to the consolidated financial statements within our Form 10-K filed with the SEC on November 22, 2021, for a description of the recently adopted accounting pronouncement and the impacts of adoption on the condensed consolidated statements of operations.

	For the Nine Months Ended June 30, 2021(1)
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$81,130	$77,491	$(1,674)	$156,947
Income (loss) from operations	$15,106	$10,249	$(25,994)	$(639)

Payment volume	$12,160,134	$1,039,883	$—	$13,200,017
__________________________
1.Effective October 1, 2020, the Company's financial statements are presented in accordance with ASU 2021-08, Accounting Standards Codification Topic 805, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. See Note 21 to the consolidated financial statements within our Form 10-K filed with the SEC on November 22, 2021, for a description of the recently adopted accounting pronouncement and the impacts of adoption on the condensed consolidated statements of operations.
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i3 Verticals, Inc. Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	June 30,	September 30,
	2022	2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$9,046	$3,641
Accounts receivable, net	43,653	38,500
Settlement assets	6,365	4,768
Prepaid expenses and other current assets	14,084	11,214
Total current assets	73,148	58,123

Property and equipment, net	5,418	5,902
Restricted cash	14,705	9,522
Capitalized software, net	51,764	41,371
Goodwill	353,882	292,243
Intangible assets, net	200,454	171,706
Deferred tax asset	51,698	49,992
Operating lease right-of-use assets	18,790	14,479
Other assets	10,565	8,462
Total assets	$780,424	$651,800

Liabilities and equity
Liabilities
Current liabilities
Accounts payable	$8,083	$7,865
Accrued expenses and other current liabilities	63,883	50,815
Settlement obligations	6,365	4,768
Deferred revenue	22,641	29,862
Current portion of operating lease liabilities	4,624	3,201
Total current liabilities	105,596	96,511

Long-term debt, less current portion and debt issuance costs, net	307,927	200,605
Long-term tax receivable agreement obligations	39,866	39,122
Operating lease liabilities, less current portion	15,021	11,960
Other long-term liabilities	21,522	14,011
Total liabilities	489,932	362,209

Commitments and contingencies
Stockholders' equity
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2022 and September 30, 2021	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 22,252,640 and 22,026,098 shares issued and outstanding as of June 30, 2022 and September 30, 2021, respectively	2	2
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 10,118,142 and 10,229,142 shares issued and outstanding as of June 30, 2022 and September 30, 2021, respectively	1	1
Additional paid-in capital	226,269	211,237
Accumulated deficit	(20,109)	(6,480)
Total stockholders' equity	206,163	204,760
Non-controlling interest	84,329	84,831
Total equity	290,492	289,591
Total liabilities and equity	$780,424	$651,800
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IIIV Reports Third Quarter 2022 Financial Results

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i3 Verticals, Inc. Consolidated Cash Flow Data
(Unaudited)
($ in thousands)

	Nine months ended June 30,
	2022	2021

Net cash provided by operating activities	$35,840	$34,035
Net cash used in investing activities	$(109,350)	$(149,937)
Net cash provided by financing activities	$85,695	$115,519
Reconciliation of GAAP to Non-GAAP Financial Measures
The Company believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, i3 Verticals includes non-GAAP financial measures when reporting its financial results to shareholders and potential investors in order to provide them with an additional tool to evaluate the Company’s ongoing business operations. i3 Verticals believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of i3 Verticals’ current and ongoing business operations.

Although non-GAAP financial measures are often used to measure the Company's operating results and assess its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. i3 Verticals believes that its provision of non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess the Company's operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give shareholders and potential investors an opportunity to see i3 Verticals as viewed by management, to assess i3 Verticals with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. i3 Verticals believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.
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IIIV Reports Third Quarter 2022 Financial Results

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i3 Verticals, Inc. Reconciliation of GAAP Net Income to Non-GAAP Pro Forma Adjusted Net Income and Non-GAAP Adjusted EBITDA
(Unaudited)
($ in thousands)

	Three months ended June 30,		Nine months ended June 30, 2021
	2022	2021(1)	2022	2021(1)
Net loss attributable to i3 Verticals, Inc.	$(3,728)	$(3,280)	$(13,629)	$(3,976)
Net loss attributable to non-controlling interest	(960)	(921)	(5,178)	(1,918)
Non-GAAP adjustments:
(Benefit from) provision for income taxes	(1,810)	662	(1,154)	516
Financing-related expenses(2)	7	36	13	152
Non-cash change in fair value of contingent consideration(3)	8,254	3,609	24,684	5,835
Equity-based compensation(4)	6,799	5,111	19,680	12,694
Acquisition-related expenses(5)	136	535	1,017	2,065
Acquisition intangible amortization(6)	6,095	5,673	17,974	14,617
Non-cash interest expense(7)	1,459	1,372	4,312	4,056
Other taxes(8)	80	82	251	305
Gain on investment(9)	—	—	—	(2,353)
Non-GAAP pro forma adjusted income before taxes	16,332	12,879	47,970	31,993
Pro forma taxes at effective tax rate(10)	(4,083)	(3,220)	(11,993)	(7,998)
Pro forma adjusted net income(11)	$12,249	$9,659	$35,977	$23,995
Cash interest expense, net(12)	2,308	1,333	5,986	3,036
Pro forma taxes at effective tax rate(10)	4,083	3,220	11,993	7,998
Depreciation, non-acquired intangible asset amortization and internally developed software amortization(13)	1,411	1,322	3,849	3,321
Adjusted EBITDA	$20,051	$15,534	$57,805	$38,350
_______________
1.Effective October 1, 2020, the Company's financial statements are presented in accordance with ASU 2021-08, Accounting Standards Codification Topic 805, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. See Note 21 to the consolidated financial statements within our Form 10-K filed with the SEC on November 22, 2021, for a description of the recently adopted accounting pronouncement and the impacts of adoption.
2.Financing-related expenses includes expenses directly related to certain transactions as part of financing transactions.
3.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
4.Equity-based compensation expense related to stock options and restricted stock units issued under the Company's 2018 Equity Incentive Plan and 2020 Acquisition Equity Incentive Plan.
5.Acquisition-related expenses are the professional service and related costs directly related to the Company's acquisitions and are not part of its core performance.
6.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.
7.Non-cash interest expense reflects amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
8.Other taxes consist of franchise taxes, commercial activity taxes, employer payroll taxes related to stock exercises and other non-income based taxes. Taxes related to salaries are not included.
9.In March 2021, the Company became aware of an observable price change in an investment due to a planned third-party acquisition of the entity underlying the investment. This resulted in an increase of $2,353 to the fair value of the investment at March 31, 2021, which the Company recognized in other income.
10.Pro forma corporate income tax expense is based on Non-GAAP adjusted income before taxes and is calculated using a tax rate of 25.0% for both 2022 and 2021, based on blended federal and state tax rates.
11.Pro forma adjusted net income assumes that all net income during that period was available to the holders of the Company's Class A common stock.
12.Cash interest expense, net represents all interest expense net of interest income recorded on the Company's statement of operations other than non-cash interest expense, which represents amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
13.Depreciation, non-acquired intangible asset amortization and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.
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IIIV Reports Third Quarter 2022 Financial Results

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i3 Verticals, Inc. GAAP Diluted EPS and Non-GAAP Pro Forma Adjusted Diluted EPS
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended June 30,		Nine months ended June 30,
	2022	2021(1)	2022	2021(1)
Diluted net loss available to Class A common stock per share	$(0.17)	$(0.15)	$(0.62)	$(0.19)
Pro forma adjusted diluted earnings per share(2)(3)	$0.37	$0.29	$1.09	$0.73
Pro forma adjusted net income(3)	$12,249	$9,659	$35,977	$23,995
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding(4)	33,077,941	33,837,090	33,029,025	33,084,261
________________
1.Effective October 1, 2020, the Company's financial statements are presented in accordance with ASU 2021-08, Accounting Standards Codification Topic 805, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. See Note 21 to the consolidated financial statements within our Form 10-K filed with the SEC on November 22, 2021, for a description of the recently adopted accounting pronouncement and the impacts of adoption on the condensed consolidated statements of operations.
2.Pro forma adjusted diluted earnings per share is calculated using pro forma adjusted net income and the pro forma weighted average shares of adjusted diluted Class A common stock outstanding.
3.Pro forma adjusted net income, assumes that all net income during the period is available to the holders of the Company's Class A common stock. Further, pro forma adjusted diluted earnings per share assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one-for-one basis.
4.Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 10,131,878 and 10,229,142 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 716,276 and 1,681,723 shares of unvested Class A common stock and options for the three months ended June 30, 2022 and 2021, respectively. Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 10,188,369 and 10,884,874 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 724,484 and 1,540,687 shares of unvested Class A common stock and options for the nine months ended June 30, 2022 and 2021, respectively.
-END-